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                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 30th day of June, 2003, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "COMPANY"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time (each such account hereinafter referred to as a "SEPARATE ACCOUNT"), Artisan Distributors LLC, a Wisconsin limited liability company (hereinafter the "UNDERWRITER"), Artisan Funds, Inc., an open-end diversified management investment company organized under the laws of Wisconsin (hereinafter the "FUND"), and Artisan Partners Limited Partnership, a Delaware limited partnership, the investment adviser to the Fund (hereinafter the "ADVISER").

                                  WITNESSETH:

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "PORTFOLIOS"); and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 ACT") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 ACT"); and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Adviser is the investment adviser of the Portfolios of the Fund and is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), and any applicable state securities laws; and

WHEREAS, the Underwriter is the principal underwriter for the Fund and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 ACT"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios set forth in SCHEDULE A on behalf of each corresponding Separate Account set forth on such SCHEDULE A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

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               ARTICLE I. Purchase and Redemption of Fund Shares.

1.1 The Fund and the Underwriter agree to sell to the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of such order. For purposes of this Section, the Company shall be the agent of the Fund for the limited purpose of receipt and acceptance of such orders from each Separate Account. Receipt and acceptance by the Company shall constitute receipt and acceptance by the Fund; provided that the Fund or its designee receives notice of such order via the National Securities Clearing Corporation (the "NSCC") by 7:00 a.m. Eastern Time on the next following Business Day. The Fund will receive all orders to purchase Portfolio shares using the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Fund's designated Settling Bank to the NSCC. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for regular session trading and on which the Fund calculates it net asset value pursuant to the rules of the SEC. "NETWORKING" shall mean the NSCC's product that allows Funds and Companies to exchange account level information electronically. "SETTLING BANK" shall mean the entity appointed by the Fund to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions to the Fund for Portfolio shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Fund and the Underwriter agree to sell the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of such order. For purposes of this Section, the Company shall be the agent of the Fund for the limited purpose of receipt and acceptance of such orders from the Separate Account and receipt and acceptance by the Company shall constitute receipt and acceptance by the Fund; provided that the Fund or its designee receives notice of such order by 8:00 a.m. Eastern Time on the next following Business Day ("Trade Date + 1"). The Company shall pay for Portfolio shares by 12:00 p.m. Eastern Time on Trade Date + 1. Payment shall be in federal funds transmitted by wire to the Fund's designated custodian. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for regular session trading and on which the Fund calculates it net asset value pursuant to the rules of the SEC.

1.2 The Fund and the Underwriter agree to make shares of the Portfolios available indefinitely for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of the Fund (hereinafter the "TRUSTEES/DIRECTORS") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio. The provisions of this Agreement shall in no way limit the authority of the Fund to take such actions as it may deem appropriate or advisable in connection with all matters relating to the operations of the Fund and/or the sale of the shares of the Fund.

1.3 The Fund and the Underwriter agree to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the

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Fund or its agent of the request for redemption. For purposes of this Section, the Company shall be the agent of the Fund for the limited purpose of receipt and acceptance of requests for redemption from each Separate Account and receipt and acceptance by the Company shall constitute receipt and acceptance by the Fund; provided the Fund or its designee receives notice of such request for redemption via the NSCC by 7:00 a.m. Eastern Time on the next following Business Day. The Fund will receive all orders to redeem Portfolio shares using the NSCC's DCC&S platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by the NSCC to the Separate Account's Settling Bank as designated by the Company, on the same Business Day the Fund or its designee receives notice of the redemption order from the Company provided that the Fund or its designee receives notice by 7:00 a.m. Eastern Time on such Business Day.

If the Company is somehow prohibited from submitting redemption and settlement instructions to the Fund for Portfolio shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section, the Company shall be the agent of the Fund for limited purpose of receipt and acceptance of requests for redemption from each Separate Account and receipt and acceptance by the Company shall constitute receipt and acceptance by the Fund; provided the Fund or its designee receives notice of such request for redemption by 9:00 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Company, on the same Business Day the Fund or its designee receives notice of the redemption order from the Company provided that the Fund or its designee receives notice by 9:00 a.m. Eastern Time on such Business Day.

1.4 The Company agrees to purchase and redeem the shares of the Portfolios named in SCHEDULE A offered by the then current prospectus of the Fund in accordance with the provisions of the applicable prospectus.

1.5 The Company will place separate orders to purchase or redeem shares of each Portfolio. The Company shall not open more than one omnibus account in each Fund for each Separate Account without prior approval of the Fund and all transactions shall be conducted through that account.

1.6 Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.7 The Underwriter shall furnish prior day, to the extent such information is available and made public, and same day notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's shares in the form of additional shares of that Portfolio. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

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1.8  The Underwriter shall make the net asset value per share, change from prior day's NAV and dividend or capital gain rates for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day, and shall use its best efforts to make such information available by 6:45 p.m. Eastern Time on such Business Day.

1.9 If the Underwriter or the Fund provides incorrect share net asset value (to the extent that the incorrect share net asset value is more than one-half of one percent of the correct net asset value) per share, dividend or capital gain information through no fault of the Company and such errors are not corrected by 4 p.m. Eastern Time the next Business Day (by providing the incorrect and the correct NAV for each day that the error occurred), the Company shall be entitled to an adjustment in accordance with the Fund's then current net asset value error correction policies. Any error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery.

1.10 If the Company provides incorrect processing information through no fault of the Fund, the Underwriter or the Adviser, the Fund shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct information. Any error in the information provided by the Company shall be reported to the Fund, the Underwriter and the Adviser promptly upon discovery.

1.11 The Company shall notify the Underwriter or its designee if discrepancies arise between the records the Company maintains for the Separate Accounts and the information the Company is provided by the Fund or its designee. The Underwriter or its designee and the Company will cooperate to resolve any such discrepancies. In all cases, the records of the Fund or its designee will be the official records of the Fund.

                   ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company. The Company acknowledges that (i) shares of the Fund are offered and sold to the general public and the shareholders of each Fund include individuals and entities not listed in Treas. Reg. Section 1-817-5(f)(3); (ii) the Fund makes no commitment that the assets of a Portfolio will be invested in compliance with Section 817(h) of the Code and the regulations thereunder; and (iii) the Fund does not have, and does not intend to apply for, an order from the SEC granting exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans.

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2.2  The Fund and the Underwriter represent and warrant that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3 The Fund represents that each Portfolio (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company as soon as reasonably practicable upon having a reasonable basis for believing that such Portfolio has ceased to so qualify or might not so qualify in the future.

2.4 To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund represents that its Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

2.5 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states.

2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Wisconsin and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Fund represents and warrants that all of its Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Connecticut and any applicable state and federal securities laws.

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2.11  The Company represents and warrants that it has adopted and enforces an effective anti-money laundering program as required by applicable federal law and regulation, and will provide to the Fund, the Underwriter and the Adviser such additional certifications as they may request in writing from time to time as to the existence, enforcement and effectiveness of such program.

2.12 The Company represents that it will sell interests in the Contracts only to residents of states or other jurisdictions of the United States.

2.13 The foregoing representations and warranties shall be made by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund's shares pursuant to this Agreement.

        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1 The Fund shall provide the Company at no charge with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund's current prospectus and statement of additional information, the Fund shall provide computer diskettes, e-mail transmissions or PDF files containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a). The Fund shall provide the Company at no charge with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.2(b). The Fund shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to its shareholders. The Fund shall pay for all costs for typesetting, printing and distributing proxy materials of the Fund. None of the Fund, the Underwriter or the Adviser shall be responsible for the cost of typesetting, printing or distributing prospectuses or other documents relating to the Contracts.

3.3. The Fund's statement of additional information shall be obtainable by Contract owners from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contract owners;

       B. vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

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    C.  so long as and to the extent that the SEC continues to interpret the
        1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company's Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. The Fund will not hold annual meetings but will hold such special meetings as may be necessary from time to time. Further, the Fund will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund, the Underwriter or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund, the Adviser or the Underwriter is described, at least ten calendar days prior to its use. No such literature or material shall be used without prior approval from the Fund, the Underwriter or their designee, however, the failure to object in writing within ten calendar days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials provided that none of the Fund, the Underwriter, the Adviser or any of their designees shall be liable for the content of such previously approved materials.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3 The Fund shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least ten calendar days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within five calendar days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials provided that the Company shall not be liable for the content of such previously approved materials.

4.4 Neither the Fund nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the

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Contracts other than the information or representations contained in the
Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5 The Fund will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6. The Company will provide to the Fund at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8 The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund, the Adviser or the Underwriter and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Fund, the Adviser and/or the Underwriter. Except as provided in Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Fund or the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.9 The Fund and Underwriter agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in
Section 4.3, the Fund and Underwriter shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Fund and Underwriter shall cease all use of any such names or marks.

                          ARTICLE V. Fees and Expenses

5.1 The Fund shall pay the fees and expenses provided for in the attached SCHEDULE B.

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                          ARTICLE VI. Indemnification

6.1  Indemnification By The Company

       (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Underwriter and each of their respective trustees, directors, partners, officers, employees or agents and each person, if any, who controls the Fund, the Adviser or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Fund to the Company on behalf of the Fund for use in such registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement); or

         (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Adviser); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Underwriter by the Company or persons under its control; or

         (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.4 hereof.

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       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2  Indemnification By the Underwriter

       (a) The Underwriter agrees, with respect to each Portfolio that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund or the Underwriter on behalf of the Company for use in such sales literature of the Fund (or any amendment or supplement thereto); or

         (ii) arise out of or as a result of (a) statements or representations of the Underwriter (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Underwriter or persons under the control of the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Portfolio shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Underwriter or persons under the control of the Underwriter for use in such registration statement, prospectus, statement of additional information or sales literature or other promotional material (or any amendment thereof or supplement thereto); or

         (iv) arise as a result of any material failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; except to the extent provided in Sections 6.2(b) and 6.4 hereof.

       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3  Indemnification by the Fund

       (a) The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund (or any amendment or supplement thereto); or

         (ii) arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or persons under the control of the Fund, with respect to the sale or distribution of the Contracts or Portfolio shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or persons under the control of the Fund for use in such registration statement, prospectus, statement of additional information or sales literature or other promotional material (or any amendment thereof or supplement thereto); or

         (iv) arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; except to the extent provided in Sections 6.3(b) and 6.4 hereof.

       (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

       (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Fund of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.4.  Indemnification Procedure

       (a) Any person obligated to provide indemnification under this Article VI ("INDEMNIFYING PARTY" for the purpose of this Section 6.4) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("INDEMNIFIED PARTY" for the purpose of this Section 6.4) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

         (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

         (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                           ARTICLE VIII. Termination

8.1  This Agreement shall terminate:

       (a) at the option of any party upon six months' advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

       (b) at the option of the Fund, the Underwriter or the Adviser upon institution of formal proceedings against the Company by the NASD, NASD Regulation, Inc. ("NASDR"), the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of the Fund shares, which in the judgment of the Fund, the Underwriter or the Adviser are reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

       (c) at the option of the Company upon institution of formal proceedings against the Fund, the Underwriter or the Adviser by the NASD, NASDR, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of the Fund shares or the operation of the Fund which in the judgment of the Company are reasonably likely to have a material adverse effect on the Underwriter's, the Fund's or the Adviser's ability to perform its obligations under this Agreement; or

       (d) at the option of the Company if a Portfolio delineated in SCHEDULE A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a "RIC"), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Portfolio may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

       (e) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach does not cure such breach within 30 days of receipt of such notice of breach; or

       (f) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Underwriter or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

       (g) at the option of the Fund, the Underwriter or the Adviser if the Fund, the Underwriter or the Adviser respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or Underwriter.

8.2  Notice Requirement

       (a) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b), 8.1(c) or 8.1(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to he effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of
            Section 8.1(d), said termination shall be effective upon the Portfolio's failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

       (b) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(f) or 8.1(g), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 60 days before the effective date of termination.

8.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

8.4(a) Notwithstanding any termination of this Agreement pursuant to Section 8.1(a) through 8.1(g) of this Agreement and subject to Section 1.2 of this Agreement, the Agreement shall nevertheless continue in effect as to any shares of the Portfolio that are outstanding as of the date of such termination ("Initial Termination Date"). This continuation shall extend to the earliest of
(a) the date as of which a Separate Account no longer owns any shares of the affected Portfolio; or (b) if this Agreement is terminated pursuant to Section 8.1(a), the expiration of the six-month notice period provided in Section 8.1(a), or (c) if this Agreement is terminated other than pursuant to Section 8.1(a), the date as of 180 days following the Initial Termination Date, or, at the Fund's option, such later date as is necessary for the Company to obtain a substitution order from the SEC, the application for which the Company will diligently pursue.

                              ARTICLE IX. Notices

9.1 (a) Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

           If to the Company:

                  Hartford Life Insurance Company
                  200 Hopmeadow Street
                  Simsbury, Connecticut 06089
                  Attention: Vice President, Investment Products Division with a copy to:

                    General Counsel
                    Hartford Life Insurance Company
                    200 Hopmeadow Street
                    Simsbury, Connecticut 06089

           If to the Fund:

                    Artisan Funds, Inc.
                    1000 N. Water Street, Suite 1770
                    Milwaukee, WI 53202
                    Attention: Chief Financial Officer

           If to the Underwriter:

                    Artisan Distributors LLC
                    1000 N. Water Street, Suite 1770
                    Milwaukee, WI 53202
                    Attention: Chief Financial Officer

           If to the Adviser:

                    Artisan Partners Limited Partnership
                    1000 N. Water Street, Suite 1770
                    Milwaukee, WI 53202
                    Attention: Chief Financial Officer

                            ARTICLE X Miscellaneous

10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement or as required by applicable law, rule or regulation, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). "PERSONAL INFORMATION" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.6 Each party hereto shall maintain and preserve all records required by this Agreement and under all applicable laws, rules and regulations to be maintained and preserved in connection with the mattes contemplated by this Agreement. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California laws and regulations, provided, however, that all reasonable expenses related to furnishing of such information or reports shall be paid by the Company.

10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8 The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Fund.

10.9 If, in the reasonable judgment of the Fund, blue sky information is required by applicable state securities laws or the interpretation thereof by applicable regulatory authorities, the Company, upon reasonable request, shall prepare a report to each Fund showing by state of organization all sales and redemptions of Shares by each Separate Account.

             [The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY        ARTISAN FUNDS, INC.

By     /s/ Olga Zalevsky               By     /s/ Janet D. Olsen
       ------------------------------         ------------------------------
Name:  Olga Zalevsky                   Name:  Janet D. Olsen
Title: Assistant Actuary               Title: General Counsel & Secretary

ARTISAN DISTRIBUTORS LLC               ARTISAN PARTNERS LIMITED PARTNERSHIP
                                       By: Artisan Investment Corporation,
                                       Its general partner

By     /s/ Janet D. Olsen              By     /s/ Janet D. Olsen
       ------------------------------         ------------------------------
Name:  Janet D. Olsen                  Name:  Janet D. Olsen
Title: Vice President                  Title: Vice President

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC,
Eleven

                                   PORTFOLIOS

Artisan International Fund, Investor Shares       ARTIX         04314 H 20 4
Artisan Mid Cap Fund, Investor Shares*            ARTMX         04314 H 30 3
Artisan Mid Cap Value Fund, Investor Shares       ARTQX         04314 H 70 9
Artisan Small Cap Fund, Investor Shares           ARTSX         04314 H 10 5
Artisan Small Cap Value Fund, Investor Shares*    ARTVX         04314 H 50 1

* Artisan Mid Cap Fund and Artisan Small Cap Value Fund are closed to most new investors. The Company must verify eligibility criteria and obtain prior approval from the Underwriter prior to opening a new account in Artisan Mid Cap Fund or Artisan Small Cap Value Fund.

                                   SCHEDULE B

In consideration of the services provided by the Company, the Adviser agrees to pay the Company an amount equal to 35 basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement. Such fee shall be paid quarterly, in arrears. Each quarterly fee will be independent of every other quarterly period fee.

The Company agrees to provide an invoice and other required documentation within 30 days after the last day of each quarter. Such documentation shall include, for each Fund in which assets are invested, asset values as of each month-end in the quarter, the monthly average asset value for the quarter, the amount of the payment for the quarter, and the number of participants as of the end of each month in the quarter. The Adviser shall advise the Company within a reasonable time after receipt of the invoice if it disagrees with any information set forth in the invoice. The Adviser agrees to pay all applicable fees within 30 days of resolution of any disagreement, if any, relating to the amount invoiced.

                            [ARTISAN PARTNERS LOGO]

               MILWAUKEE -- SAN FRANCISCO -- ATLANTA -- NEW YORK

April 28, 2009

Mr. Tom Darowski
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089

Dear Mr. Darowski:

As you may know, your firm has entered into an administrative services agreement or other similarly-named agreement by Artisan Partners Limited Partnership and Artisan Distributors LLC pursuant to which your firm has been appointed an agent of Artisan Funds, Inc. for the sole and limited purpose of accepting purchase and redemption orders from your customers with respect to the mutual fund shares offered by Artisan Funds. By the terms of that agreement, Artisan Partners and Artisan Funds compensate your firm for the shareholder servicing and other administrative services provided by you to your customers.

We are writing to you today to let you know that we are reorganizing the business of Artisan Partners into a "Holding Company/Operating Company" structure. All of our business activities will be conducted through a new operating subsidiary wholly-owned by Artisan Partners. Because our new operating subsidiary will conduct business exactly as Artisan Partners conducts its business today, we do not expect this restructuring to affect you in any material way. In fact, before the new subsidiary begins operations, we intend to re-name it "Artisan Partners Limited Partnership." Again, we expect that our restructuring will have no discernible impact on you.

We intend to begin transitioning our business to the operating subsidiary on or about May 15, 2009. We have reviewed the terms of your agreement with us and have determined that we must obtain your consent to make the transition to our new operating subsidiary as described herein. Therefore, we kindly ask that you sign as indicated below to acknowledge your consent to the transition and fax a signed copy to us to the attention of Tim Weston at 414-299-4401.

Please contact us if you have questions or would like any additional information.

Sincerely,

/s/ Paul Shahrokhi
------------------------------
Paul Shahrokhi

Acknowledged and Agreed:

------------------------------
Name:
Title:

          TELEPHONE 414 390 6100 -- 875 EAST WISCONSIN AVENUE SUITE 800 --
                                 MILWAUKEE WI 53202

                      ARTISAN PARTNERS LIMITED PARTNERSHIP

                             CONSENT TO ASSIGNMENT
                                     OF THE
                      RETAIL FUND PARTICIPATION AGREEMENT
                                  ("CONSENT")

THIS CONSENT, dated as of May 8th, 2009, is by and between HARTFORD LIFE INSURANCE COMPANY ("Company"), ARTISAN PARTNERS LIMITED PARTNERSHIP ("Adviser"), ARTISAN DISTRIBUTORS LLC ("Underwriter"), ARTISAN FUNDS, INC. ("Fund") and ARTISAN NEWCO LIMITED PARTNERSHIP (as further described below) is made to the Retail Fund Participation Agreement between the Company, Adviser, Fund and the Underwriter, dated June 30, 2003, as further amended (the "Agreement").

                                  WITNESSETH:

WHEREAS, the Adviser is in the process of reorganizing its business by creating a newly formed operating subsidiary, through which all the existing business of the Adviser shall be run (such subsidiary is currently known as "Artisan Newco Limited Partnership" (for purposes of this Consent, "Newco") but which will later be re-named "Artisan Partners Limited Partnership"); and

WHEREAS, Adviser intends to assign substantially all of its assets and liabilities to Newco, including all the Adviser's duties and obligations under the Agreement; and

WHEREAS, the Agreement, section 10.5, allows for assignment of the Agreement by a party upon obtaining the consent of all the parties to the Agreement; and

WHEREAS, the Company agrees to consent to assignment of all the rights, duties and obligations of the Adviser in relation to the Agreement to Newco, subject further to the terms and conditions of this Consent.

NOW THEREFORE, in consideration of the above, Company, Adviser, Fund, Underwriter and Newco hereby agree as follows:

1. Company hereby consents to assignment of all the rights, duties and obligations of the Adviser in relation to the Agreement to Newco, such consent to be effective as of the date upon which the assignment by Adviser to Newco described above is consummated (the "Effective Date").

2. As of the Effective Date, Newco shall become a party to the Agreement and all references to "Adviser" in the Agreement shall mean Newco. As of the Effective Date, the Adviser shall no longer be considered a party to the Agreement.

3. Newco agrees that it is authorized and empowered to assume all the rights, obligations and duties of the Adviser pursuant to the Agreement as of the Effective Date, including without limitation, the making of all the representations, warranties and recitals contained in the Agreement, such as that it is the investment adviser of the Portfolios of the Fund, is a duly registered investment adviser under the Advisers Act, and any applicable state securities laws, (and shall remain so registered) and is in material compliance with all applicable state and federal securities laws.

4. This Consent may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same.

5. Unless otherwise defined, all the defined terms of the Agreement have the same meaning herein as in the Agreement.

IN WITNESS WHEREOF, Company, Adviser, Fund, Underwriter and Newco have caused this Consent to be executed by their duly authorized officers as of the day and year first above written.

                                         HARTFORD LIFE INSURANCE COMPANY

                                         By:    /s/ Jason Frain
                                                -------------------------------
                                         Name:  Jason Frain
                                         Title: Assistant Vice President

                                         ARTISAN PARTNERS LIMITED PARTNERSHIP
                                         BY: ARTISAN INVESTMENT CORPORATION, ITS
                                         GENERAL PARTNER

                                         By:    /s/ Janet D. Olsen
                                                -------------------------------
                                         Name:  Janet D. Olsen
                                         Title: Vice President

                                         ARTISAN NEWCO LIMITED PARTNERSHIP
                                         BY: ARTISAN NEWCO GP, LLC ITS GENERAL
                                         PARTNER

                                         By:    /s/ Janet D. Olsen
                                                -------------------------------
                                         Name:  Janet D. Olsen
                                         Title: Vice President

                                         ARTISAN DISTRIBUTORS, LLC

                                         By:    /s/ Janet D. Olsen
                                                -------------------------------
                                         Name:  Janet D. Olsen
                                         Title: Vice President

                                         ARTISAN FUNDS, INC.

                                         By:    /s/ Janet D. Olsen
                                                -------------------------------
                                         Name:  Janet D. Olsen
                                         Title: General Counsel & Secretary